GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
REPORTS RECORD SALES AND EARNINGS
FOR THE SECOND QUARTER ENDED JUNE 30, 2018

- Record Sales of $4.8 Billion, Up 18% -
- Record Diluted EPS $1.54 -
- Adjusted EPS Excluding Transaction-Related Costs $1.59, Up 23% -
- Raises 2018 Sales Expectations and Reiterates EPS Outlook -

Atlanta, Georgia, July 19, 2018 -- Genuine Parts Company (NYSE: GPC) announced today sales and earnings for the second quarter and six months ended June 30, 2018.

Sales for the second quarter ended June 30, 2018 were a record $4.8 billion, a 17.6% increase compared to $4.1 billion for the same period in 2017. Net income for the second quarter was $227.0 million and earnings per share on a diluted basis were $1.54, also a new record. Before the impact of certain transaction and other costs incurred related to the Company's fourth quarter 2017 acquisition of Alliance Automotive Group (AAG) in Europe and the pending transaction to spin-off the Company's Business Products Group, S.P. Richards, adjusted net income was $233.6 million, or $1.59 per diluted share. Total sales for the second quarter included 3% comparable growth, 14% from acquisitions, including AAG, and a 0.5% benefit from foreign currency translation.

Second quarter sales for the Automotive Group were up 27.7%, including a 2.1% comparable sales increase as well as the benefit of acquisitions and a slightly favorable foreign currency translation. Sales for the Industrial Group were up 8.7%, including a 6.5% comparable sales increase, and sales for the Business Products Group were flat with the prior year quarter in both total and comparable sales.

Paul Donahue, President and Chief Executive Officer, commented, “We are pleased to report another quarter of record sales, driven by the favorable impact of strategic acquisitions and improved organic sales trends across our business segments. The positive shift in the underlying sales environment in the automotive business is especially encouraging and, combined with the execution of our plans to drive operating improvement, including plans to address our automotive margin, we are optimistic for improved margin trends as we move ahead."

Sales for the six months ended June 30, 2018 were $9.4 billion, a 17.5% increase compared to $8.0 billion for the same period in 2017. Net income for the six months was $403.5 million and earnings per share on

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a diluted basis were $2.74. Before the transaction and other costs discussed above, adjusted net income was $420.0 million, or $2.85 per diluted share, for the six months.

Mr. Donahue concluded, "We enter the second half of 2018 excited for the opportunities ahead at GPC. As we move forward with the planned spin-off of our Business Products Group, we remain committed to our core growth and higher-margin global automotive and industrial businesses. To this end, we are focused on the further strengthening of our core sales growth, maximizing the benefits of our acquisitions and effectively reducing our cost structure to improve our operating results and enhance our long-term sales and profit outlook."

2018 Outlook

The Company is raising its sales guidance to be up 13% to 14%, an increase from the prior guidance of up 12% to 13%. The Company expects diluted earnings per share to range from $5.49 to $5.64 and is reiterating its earnings guidance for adjusted diluted earnings per share, which excludes any transaction-related costs, of $5.60 to $5.75. The Company currently expects a tax rate of approximately 25.0%, which is down slightly from the prior guidance of approximately 26.0% for 2018.

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). These items include adjusted net income and adjusted diluted earnings per share. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. The Company believes that the presentation of adjusted net income and adjusted diluted earnings per share provides meaningful supplemental information to both management and investors that is indicative of the Company's core operations. The Company has included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below.

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 877-407-0789, conference ID 13681125. A replay will also be available on the Company’s website or at 844-512-2921, conference ID 13681125, two hours after the completion of the call until 12:00 a.m. EDT on August 3, 2018.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to the proposed business combination transaction between the Company and Essendant, Inc. ("Essendant") in which the Company will spin-off its Business Products Group and combine this business with Essendant or the acquisition of Alliance Automotive Group (AAG) and the anticipated strategic benefits, synergies and other attributes of these transactions, as well as future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are

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reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the Company’s ability to successfully integrate AAG into the Company and to realize the anticipated synergies and benefits; changes in the European aftermarket; the Company's ability to complete the transaction to spin-off its Business Products Group and combine it with Essendant, particularly in light of Staples, Inc.'s announced offer to acquire Essendant; the Company’s ability to successfully implement its business initiatives in each of its three business segments; slowing demand for the Company’s products; changes in national and international legislation or government regulations or policies, including potential import tariffs and data security policies and requirements; changes in general economic conditions, including unemployment, inflation (including the impact of potential tariffs) or deflation; changes in tax policies; volatile exchange rates; significant cost increases, such as rising fuel and freight expenses; labor shortages; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; the ability to maintain favorable vendor arrangements and relationships; disruptions in our vendors’ operations, including the impact of potential tariffs and trade considerations on their operations and output, as required to meet product demand; the Company’s ability to successfully integrate its other acquired businesses; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2017 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Germany and Poland. The Company also distributes industrial replacement parts and electrical and electronic materials in the U.S., Canada and Mexico through its Industrial Products Group, comprised of Motion Industries and EIS, Inc. S.P. Richards Company, the Business Products Group, distributes a variety of business products in the U.S. and Canada.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President - Investor Relations – (678) 934-5628

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GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)
	(in thousands, except per share data)

Net sales	$4,822,065	$4,100,178	$9,408,359	$8,005,819
Cost of goods sold	3,300,479	2,860,466	6,450,966	5,610,386
Gross profit	1,521,586	1,239,712	2,957,393	2,395,433

Operating and non-operating expenses:
Selling, administrative & other expenses	1,162,864	903,343	2,310,989	1,777,157
Depreciation and amortization	58,451	39,232	116,814	77,364
	1,221,315	942,575	2,427,803	1,854,521

Income before income taxes	300,271	297,137	529,590	540,912
Income taxes	73,299	107,165	126,042	190,780

Net income	$226,972	$189,972	$403,548	$350,132

Basic net income per common share	$1.55	$1.29	$2.75	$2.37

Diluted net income per common share	$1.54	$1.29	$2.74	$2.36

Weighted average common shares outstanding	146,748	147,079	146,738	147,613

Dilutive effect of stock options and non-vested restricted stock awards	512	571	548	598

Weighted average common shares outstanding – assuming dilution	147,260	147,650	147,286	148,211

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GENUINE PARTS COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)
	(in thousands)

Net sales: (1)
Automotive	$2,736,201	$2,142,922	$5,300,460	$4,121,368
Industrial (2)	1,602,665	1,474,209	3,150,609	2,903,168
Business products	483,199	483,047	957,290	981,283
Total net sales	$4,822,065	$4,100,178	$9,408,359	$8,005,819

Operating profit:
Automotive	$243,611	$207,332	$428,317	$359,089
Industrial (2)	125,191	111,833	237,382	215,842
Business products	21,422	30,091	43,023	61,210
Total operating profit	390,224	349,256	708,722	636,141
Interest expense, net	(25,525)	(6,878)	(48,832)	(13,052)
Intangible amortization	(21,806)	(11,434)	(43,209)	(22,240)
Other, net (3)	(42,622)	(33,807)	(87,091)	(59,937)
Income before income taxes	$300,271	$297,137	$529,590	$540,912

Capital expenditures	$33,513	$29,289	$65,146	$54,095

Depreciation and amortization	$58,451	$39,232	$116,814	$77,364

(1) The net effects of discounts, incentives, freight billed to customers have been allocated to their respective segments for the current and prior period.  Previously, the net effects of such items were captured and presented separately in a line item entitled “Other”.

(2) Effective January 1, 2018, the electrical/electronic materials segment became a division of the industrial segment. These two reporting segments became a single reporting segment, the Industrial Parts Group. The change in segment is presented retrospectively.

(3) Includes $9.1 million and $22.1 million for the three and six months ended June 30, 2018, respectively, in transaction and other costs related to Alliance Automotive Group and the pending combination of S.P. Richards with Essendant.

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GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2018	2017
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$355,141	$203,145
Trade accounts receivable, net	2,669,649	2,169,970
Merchandise inventories, net	3,484,949	3,330,189
Prepaid expenses and other current assets	1,013,630	598,112

TOTAL CURRENT ASSETS	7,523,369	6,301,416

Goodwill and other intangible assets, less accumulated amortization	3,498,971	1,677,748
Deferred tax assets	25,480	126,299
Other assets	600,124	565,905
Net property, plant and equipment	918,578	740,776

TOTAL ASSETS	$12,566,522	$9,412,144

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$3,831,274	$3,302,969
Current portion of debt	686,415	580,000
Dividends payable	105,661	99,109
Income taxes payable	17,782	28,300
Other current liabilities	1,015,762	790,789

TOTAL CURRENT LIABILITIES	5,656,894	4,801,167

Long-term debt	2,490,552	550,000
Pension and other post-retirement benefit liabilities	200,137	272,394
Deferred tax liabilities	174,564	48,256
Other long-term liabilities	482,048	438,984

Common stock	146,753	146,831
Retained earnings	4,308,570	4,062,682
Accumulated other comprehensive loss	(943,351)	(921,389)

TOTAL PARENT EQUITY	3,511,972	3,288,124

Noncontrolling interests in subsidiaries	$50,355	$13,219

TOTAL EQUITY	3,562,327	3,301,343

TOTAL LIABILITIES AND EQUITY	$12,566,522	$9,412,144

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GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2018	2017
	(Unaudited)
	(in thousands)

OPERATING ACTIVITIES:
Net income	$403,548	$350,132
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116,814	77,364
Share-based compensation	9,035	8,086
Excess tax benefits from share-based compensation	(2,599)	(2,245)
Changes in operating assets and liabilities	(71,723)	(88,053)
NET CASH PROVIDED BY OPERATING ACTIVITIES	455,075	345,284

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(65,146)	(54,095)
Acquisitions and other investing activities	(82,545)	(240,216)
NET CASH USED IN INVESTING ACTIVITIES	(147,691)	(294,311)

FINANCING ACTIVITIES:
Proceeds from debt	2,320,906	2,250,000
Payments on debt	(2,367,284)	(1,995,000)
Share-based awards exercised	(4,851)	(3,014)
Dividends paid	(204,649)	(197,408)
Purchase of stock	—	(153,508)
NET CASH USED IN FINANCING ACTIVITIES	(255,878)	(98,930)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(11,264)	8,223

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	40,242	(39,734)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	314,899	242,879

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$355,141	$203,145

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GENUINE PARTS COMPANY AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Adjusted Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)
	(in thousands, except per share data)

GAAP net income	$226,972	$189,972	$403,548	$350,132
Diluted net income per common share	$1.54	$1.29	$2.74	$2.36

Add after-tax adjustments:
Transaction and other costs	6,581	—	16,464	—

Adjusted net income	$233,553	$189,972	$420,012	$350,132
Adjusted diluted net income per common share	$1.59	$1.29	$2.85	$2.36

GENUINE PARTS COMPANY AND SUBSIDIARIES
Reconciliation of 2018 Forecasted GAAP Net Income to Forecasted Adjusted Net Income

	Low End	High End
	(Unaudited)
	(in thousands, except per share data)

Forecasted GAAP net income	$808,000	$830,000
Forecasted diluted net income per common share	$5.49	$5.64

Add forecasted after-tax adjustments:
Forecasted transaction and other costs	16,464	16,464

Forecasted adjusted net income	$824,464	$846,464
Forecasted adjusted diluted net income per common share	$5.60	$5.75